EXHIBIT 99.1

Dot VN Announces Vietnamese IDN Registrations Exceed 150,000

SAN DIEGO, CALIFORNIA – May 18, 2011, Dot VN, Inc., (http://www.DotVN.com) (OTC Trading Symbol: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced that since it’s official launch of the Vietnamese Native Language Internationalized Domain Names (“Vietnamese IDN”) on April 28, 2011, registrations have exceeded 150,000 domain names.

Each Vietnamese IDN registered will be bundled with a free Dot VN web editor account which allows registrants to instantly create a website by uploading up to 5 MB of their own content and images.  The web editor is set to launch by the end of the month and the Company plans to upgrade the service in the near term with news feeds from INFO.VN, communication tools, integration with a forthcoming classified ad service and other applications still in development.  Additionally, Dot VN plans to monetize each web editor designed domain page with online advertising and banner ads.

“As the master registrar of the Vietnamese IDNs, our goal with the IDN program is to offer registrants everything they need to get started using the internet immediately,” said Dot VN President Lee Johnson.  “Based on our current growth, it is possible that we may surpass the total number of standard “.vn” registrations in the coming weeks thereby effectively doubling the size of the Vietnamese Internet.  In order to continue this trend, Dot VN will redouble its efforts to provide the very best services and applications to each and every customer of the Vietnamese native language internet.”

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam and operates and manages Vietnam’s innovative online media web property, www.INFO.VN.  The Company is the “exclusive online global domain name registrar for .VN (Vietnam) and the recently launched Vietnamese Native Language Internationalized Domain Names (IDNs).”  Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region.  Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam.  For more information, visit www.DotVN.com.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com, en.www.INFO.VN
Register your “.vn” domains at:  www.VN